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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)  January 3, 1997

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      1-9468            13-3405992
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(State or other jurisdiction          (Commission        (IRS Employer
      of incorporation)               File Number)     Identification No.)

 399 Boylston Street, Boston, Massachusetts                  02116
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 (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code  (617) 578-3500
                                                           --------------

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On January 3, 1997, New England Investment Companies, L.P. ("NEIC") announced that it had completed the acquisition of certain assets and assumption of certain of the liabilities of Jurika & Voyles, Inc. ("J&V"), an Oakland, California-based investment management company with approximately $5.6 billion in assets under management. Founded in 1983, J&V currently provides investment advisory services for institutions, individuals and mutual funds. J&V utilizes a fundamental, research-driven value and growth investment approach, and seeks to invest at opportunistic prices in the stock of companies exhibiting growth in cash flow. The current management team at J&V will continue to operate under the "Jurika & Voyles" name from its present locations and will retain its investment independence. Prior to the acquisition, J&V was a privately held corporation. NEIC announced that it had entered into the acquisition agreement with J&V on September 23, 1996.

     Under the Partnership Admission Agreement (the "Agreement"), effective as of January 1, 1997, NEIC purchased certain assets and assumed certain liabilities of J&V for a payment at the closing of $43 million in cash and the issuance of 2,260,900 L.P. Units. The Agreement also requires NEIC to make additional payments over the three years following the closing, also in cash and L.P. Units, valued at up to $15 million in the aggregate depending on attainment of certain post-closing revenue levels. The acquisition will be accounted for under the purchase method of accounting and, as a result, NEIC will record a significant portion of the consideration as intangible assets for financial reporting purposes. The purchase price was based on expected future cash flows. NEIC financed the cash portion of the purchase price out of available partnership cash and borrowings under an existing $165 million revolving credit facility administered by Citibank, N.A.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of  Businesses Acquired.  Not required.

(b)  Pro Forma Financial Information.  Not required.

(c)  Exhibits.  The following exhibit is filed with this report:

     2. Form of Amendment No. 1 dated January 3, 1997, to the Partnership Admission Agreement dated October 14, 1996 (relating to the acquisition by New England Investment Companies, L.P. of assets of Jurika & Voyles, Inc.).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereupon duly authorized.

                                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

                                    By:  New England Investment Companies, Inc.,
                                             its general partner



Date:  January 3, 1997              By:/s/ Edward N. Wadsworth
                                       ---------------------------------
                                        Edward N. Wadsworth
                                        Executive Vice President

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